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Exhibit 23.1

        NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

        Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time such part becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement.

        Arthur Andersen LLP ("Andersen") audited the financial statements of SOURCECORP, Incorporated ("SOURCECORP") for the year ended December 31, 2001 (the "2001 Financial Statements"), as set forth in their report dated February 18, 2002 (the "Auditing Report"). On April 17, 2002 SOURCECORP dismissed Andersen and appointed Deloitte & Touche LLP as its independent auditors. SOURCECORP has incorporated by reference into this Registration Statement on Form S-8 the 2001 Financial Statements in reliance on the Andersen Report. After reasonable efforts, SOURCECORP has been unable to obtain Andersen's written consent to the incorporation by reference into this Registration Statement of the Andersen Report.

        Under these circumstances, Rule 437(a) under the Securities Act permits SOURCECORP to file this Registration Statement without the consent of Andersen. However, because of the omission of that consent, Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Andersen that are incorporated by reference in this Registration Statement or for any omission of a material fact required to be stated in this Registration Statement.

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  Exhibit 23.1